EXHIBIT 11

                          Independent Auditors' Consent


         We consent to the incorporation by reference in this Post-Effective Amendement No. 22 to the Registration Statement (1933 Act File No. 2-78047) of The Wright Managed Equity Trust of our report on the financial statements of The Wright International Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund (formerly, Wright Quality Core Equities Fund), Wright Selected Blue Chip Equities Fund and Wright Junior Blue Chip Equities Fund (the series constituting The Wright Managed Equity Trust) dated January 31, 1997 which are incorporated by reference in the Statement of Additional Information and to the reference to us under the heading "Financial Highlights" appearing in the Prospectuses which are part of such Registration Statement.

         We also consent to the reference to our Firm under the caption "Financial Statements" in the Statements of Additional Information of the Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Boston, Massachusetts
April 28, 1997